UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29,  2014 (October 23, 2013)

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 748-7001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.

On October 23, 2014, HealthWarehouse.com (the “Company”) sold 2,333,333 shares of common stock, par value $0.001 per share, in the second phase of a private offering to individual and institutional accredited investors at $0.15 per share. The initial phase of the private offering closed on August 21, 2014.  Warrants to purchase 1,666,666 shares of common stock at $0.30 per share were issued to the purchasers in this phase of the private offering.  The warrants expire five years from the date of issuance.  The Company realized an aggregate of $1,653,000 in gross proceeds from the offering, or $1,553,895 in net proceeds.  A total of 11,020,003 shares and 5,509,998 warrants were issued in the private offering.

The shares of common stock and warrants issued in the private offering were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder.

A copy of the Form of Warrant is included as Exhibit 4.1 and the Form of Subscription Agreement for the private offering is included as Exhibit 10.1, which are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description

4.1	Form of Warrant*

10.1	Form of Subscription Agreement*
______________

*	Incorporated by reference from the Current Report on Form 8-K filed by the Company with the SEC (File No. 0-13117) on August 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHWAREHOUSE.COM, INC.

Date: October 29, 2014	By: /s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer